                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  November 18, 1996



                        ALASKA NORTHWEST PROPERTIES INC.
             (Exact name of registrant as specified in its charter)




ALASKA                             0-9231                   92-0035034
(State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)           File Number)             Identification No.)


     23830 PACIFIC HIGHWAY S. SUITE 300 #3, SEATTLE, WA             98032
     (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code:  (206) 433-0730


          N/A
     (Former name or former address, if changed since last report.)

ITEM 5 OTHER EVENTS

     A press release, the text of which is filed as Exhibit 99.1, was issued by the Registrant on November 18, 1996 to announce the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") which will effectively transfer beneficial ownership of the Registrant's principal asset, Spieden Island. Pursuant to the Reorganization Agreement, the Company will merge with a private corporation with the Registrant being the surviving corporation. Prior to the merger, the Registrant will spin-off certain assets not related to Speiden Island into an LLC. Interests in the LLC, or cash in lieu of fractional interests, will then be distributed on a pro-rata basis, in the form of a dividend, to shareholders of the Registrant. The Reorganization Agreement provides that in exchange for all of the outstanding common shares of the Registrant, the purchaser will pay the Registrant approximately $22 million in cash and properties.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit 99.1   Press release issued by Registrant on November 18, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA NORTHWEST PROPERTIES INC.
(Registrant)



Date November 25, 1996


  \s\ Michael W. Shimasaki, President
---------------------------------------------
Michael W. Shimasaki, President


                                       -3-